Exhibit 1

EXECUTION VERSION

Pricing Agreement

Nokia Corporation

$500,000,000 3.375% Notes due 2022
$500,000,000 4.375% Notes due 2027

Pricing Agreement

June 5, 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013
United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179
United States of America

As Representatives of the several Underwriters
named in Schedule I hereto.

Ladies and Gentlemen:

Nokia Corporation, a public limited company incorporated under the laws of the Republic of Finland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated June 5, 2017, a copy of which is attached hereto as Annex I (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $500,000,000 principal amount of its 3.375%

Notes due 2022 and $500,000,000 principal amount of its 4.375% Notes due 2027 (the “Designated Securities”) pursuant to an indenture to be dated on or about June 12, 2017, between the Company and The Bank of New York Mellon acting through its London branch, as trustee (the “Trustee”), as supplemented by the first supplemental indenture to be dated on or about June 12, 2017, among the Company, the Trustee and The Bank of New York Mellon acting through its London branch, as indenture agent. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, as amended and modified herein, as applicable; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in Section 13 are set forth in the penultimate paragraph hereof.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission (the “Prospectus Supplement”).

The Applicable Time for purposes of this Pricing Agreement is 3:20 p.m., New York City time, on the date hereof. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 6 of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees that the Company will issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time set forth in Schedule II hereto and location set forth in the Underwriting Agreement, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto at a price equal to: (i) 99.099% of the principal amount of the 3.375% Notes due 2022; and (ii) 99.091% of the principal amount of the

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4.375% Notes due 2027; in each case plus accrued interest, if any, from June 12, 2017 to the Time of Delivery.

Each Underwriter agrees to comply with the selling restrictions set forth in the Prospectus Supplement under the caption “Underwriting”.

Notices to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013
United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179
United States of America

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

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Very truly yours,

NOKIA CORPORATION

By:	/s/ Mikael Nordenswan
	Name:	Mikael Nordenswan
	Title:	Authorized signatory

By:	/s/ Anne Oksala
	Name:	Anne Oksala
	Title:	Authorized signatory

Accepted as of the date hereof:

Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

By: BARCLAYS CAPITAL INC.

By:	/s/ E. Pete Contrucci III
	Name:	E. Pete Contrucci III
	Title:	Managing Director

Acting on behalf of each of the several Underwriters listed in Schedule I hereto

Accepted as of the date hereof:

Barclays Capital Inc.

Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Vice President

Acting on behalf of each of the several Underwriters listed in Schedule I hereto

Accepted as of the date hereof:

Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

By: GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Gilliam
	Name:	Ryan Gilliam
	Title:	Vice President

Acting on behalf of each of the several Underwriters listed in Schedule I hereto

Accepted as of the date hereof:

Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

Acting on behalf of each of the several Underwriters listed in Schedule I hereto

SCHEDULE I

Underwriters	Principal Amount of Notes due 2022	Principal Amount of Notes due 2027
Barclays Capital Inc.	$125,000,000	$125,000,000
Citigroup Global Markets Inc.	$125,000,000	$125,000,000
Goldman Sachs & Co. LLC	$125,000,000	$125,000,000
J.P. Morgan Securities LLC	$125,000,000	$125,000,000
Total	$500,000,000	$500,000,000

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SCHEDULE II

NOKIA CORPORATION

$500,000,000 3.375% Notes due 2022
Pricing Term Sheet - June 5, 2017

Issuer:	Nokia Corporation
Title:	3.375% Notes due 2022
Expected Ratings:	Ba1 / BB+ (Moody’s / S&P)
Aggregate Principal Amount:	$500,000,000
Price to Public:	99.499% of the principal amount, plus accrued interest from June 12, 2017
Underwriting Discount:	40 bps
Proceeds Before Expenses:	$495,495,000
Maturity Date:	June 12, 2022
Interest Rate:	3.375% per annum
Interest Payment Dates:	Each June 12 and December 12, commencing December 12, 2017
Interest Record Dates:	15 calendar days before each Interest Payment Date
Yield to Maturity:	3.485%
Spread to Benchmark Treasury:	T+175 bps
Benchmark Treasury:	UST 1.750% due May 31, 2022
Benchmark Treasury Yield:	1.735%
Redemption Provisions:	Make-whole and Tax
Make-Whole Spread:	At any time at a discount rate of Treasury plus 25 bps
Tax Redemption:	100%
Business Days:	New York City, Helsinki
CUSIP/ISIN:	654902 AD7 / US654902AD73
Concurrent Debt Offering:	The Issuer is also offering $500,000,000 of 4.375% Notes due 2027
Joint Bookrunners:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Expected Settlement Date:	June 12, 2017 (T+5)

Note: A securities rating is not a recommendation to buy sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at Barclaysprospectus@broadridge.com, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146, or by email at prospectus@citi.com, Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282,

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Attn: Prospectus Department, by telephone at 1-866-471-2526, or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by telephone collect at 1-212-834-4533.

SC-II-2

NOKIA CORPORATION

$500,000,000 4.375% Notes due 2027

Pricing Term Sheet - June 5, 2017

Issuer:	Nokia Corporation
Title:	4.375% Notes due 2027
Expected Ratings:	Ba1 / BB+ (Moody’s / S&P)
Aggregate Principal Amount:	$500,000,000
Price to Public:	99.591% of the principal amount, plus accrued interest from June 12, 2017
Underwriting Discount:	50 bps
Proceeds Before Expenses:	$495,455,000
Maturity Date:	June 12, 2027
Interest Rate:	4.375% per annum
Interest Payment Dates:	Each June 12 and December 12, commencing December 12, 2017
Interest Record Dates:	15 calendar days before each Interest Payment Date
Yield to Maturity:	4.426%
Spread to Benchmark Treasury:	T+225 bps
Benchmark Treasury:	UST 2.375% due May 15, 2027
Benchmark Treasury Yield:	2.176%
Redemption Provisions:	Make-whole and Tax
Make-Whole Spread:	At any time at a discount rate of Treasury plus 35 bps
Tax Redemption:	100%
Business Days:	New York City, Helsinki
CUSIP/ISIN:	654902 AE5 / US654902AE56
Concurrent Debt Offering:	The Issuer is also offering $500,000,000 of 3.375% Notes due 2022
Joint Bookrunners:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Expected Settlement Date:	June 12, 2017 (T+5)

Note: A securities rating is not a recommendation to buy sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at Barclaysprospectus@broadridge.com, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146, or by email at prospectus@citi.com, Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 1-866-471-2526, or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179,

SC-II-3

Attention: Investment Grade Syndicate Desk, 3rd Floor, or by telephone collect at 1-212-834-4533.

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SCHEDULE III

(a)                                 Issuer Free Writing Prospectus:

Issuer Free Writing Prospectus dated on or around June 5, 2017 containing the final terms of the Designated Securities substantially in the form of Schedule II hereto

(b)                                 Underwriter Free Writing Prospectuses:

None

(c)                                  Additional Documents Incorporated by Reference:

None

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ANNEX I TO THE PRICING AGREEMENT

Underwriting Agreement Standard Provisions

A-I-1

Nokia Corporation

Debt Securities

Underwriting Agreement Standard Provisions

June 5, 2017

To the representatives (the “Representatives”) named from time to time in the applicable Pricing Agreement (as defined below)

Ladies and Gentlemen:

From time to time, Nokia Corporation, a corporation organized under the laws of the Republic of Finland (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated in this Agreement and in the applicable Pricing Agreement, proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”), such Securities to be issued under an indenture to be dated on or about June 12, 2017 between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended and supplemented from time to time (the “Indenture”).

Whenever the Company determines to make an offering of Securities, the Company will enter into a Pricing Agreement providing for the sale of the applicable Securities to, and the purchase and offering thereof by, the Underwriters for which the firms designated as representatives of the Underwriters of such Securities in the applicable Pricing Agreement will act as Representatives. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. The Pricing Agreement relating to the Designated Securities shall specify the type of Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Designated Securities which each such Underwriter severally and not jointly agrees to purchase, the price at which the Designated Securities are to be

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purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms.

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                            An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form F-3 (File No. 333-218330) in respect of the Securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and, to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities

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Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder;

(c)                                  For the purposes of this Agreement and the applicable Pricing Agreement, the “Applicable Time” is the time specified as such in such Pricing Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III of the applicable Pricing Agreement does not conflict with the information contained in the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information (as defined in Section 9 hereof);

(d)                                 The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; any further documents so filed and incorporated by reference in the Prospectus or

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any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of such Pricing Agreement, except as set forth on Schedule III of such Pricing Agreement;

(e)                                  On the date of its effectiveness, the Registration Statement conformed, and, when first filed in accordance with Rule 424(b) of the Act and at the Time of Delivery (as defined below), the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and the Prospectus will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(f)                                   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which has resulted or would result in a Material Adverse Effect; and, since the respective dates as of which information is given in the Pricing Prospectus, except as otherwise stated therein or contemplated in the Pricing Prospectus, there has not been (A) any Material Adverse Effect, (B) any material change in the capital stock or long-term debt of the Company (considered together with its subsidiaries) or any of its Significant Subsidiaries or (C) any material transaction entered into by the Company or any subsidiary other than in the ordinary course of business that is material to the Company and its subsidiaries, considered as one enterprise. “Material Adverse Effect” shall mean an adverse change, or any development reasonably likely to involve a prospective adverse change, in or affecting the condition (financial or other) of the Company and its subsidiaries taken as a whole that is material in the context of the issue of the relevant securities. “Significant Subsidiary” shall mean any of the subsidiaries listed on Schedule I attached hereto;

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(g)                                  The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings material to the respective businesses of the Company and its Significant Subsidiaries which are held under lease by the Company or its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;

(h)                                 The Company has been duly incorporated and is validly existing under the laws of the Republic of Finland, with power and capacity to own its property and to conduct its business as described in the Pricing Prospectus; and each Significant Subsidiary has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation;

(i)                                     The Securities have been duly authorized and, when issued and delivered pursuant to the applicable Pricing Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming due execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Company has requisite power to perform its obligations under the Securities and the Indenture; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially the forms previously delivered to you;

(j)                                    Prior to the issuance of the Designated Securities, the applicable Pricing Agreement will be duly authorized and delivered by the Company;

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(k)                                 None of the transactions contemplated by this Agreement and the applicable Pricing Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(l)                                     Prior to the date of the applicable Pricing Agreement, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Designated Securities relating thereto;

(m)                             The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the applicable Pricing Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, and (ii) nor will such action result in any violation of (a) the provisions of the Articles of Association of the Company or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, as to (i) and (ii)(b) only, where such breach, violation or default would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the applicable Pricing Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except where such failure to obtain such consent, approval, authorization, order, registration or qualification would not result in a Material Adverse Effect;

(n)                                 Neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Association or other governing documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust,

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loan agreement, lease or other agreement or instrument, in each case, that is material to the Company and its Significant Subsidiaries and to which it is a party or by which it or any of its properties may be bound;

(o)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Taxation”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;

(p)                                 Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(r)                                    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of execution of the applicable Pricing Agreement, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s)                                   PricewaterhouseCoopers Oy, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

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(t)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and, except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)                                 Except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(v)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w)                               Except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any of their respective directors, officers, employees or affiliates is an individual or entity (“Person”) currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”); the Company agrees that it will not directly or knowingly indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing the activities or business of or with any Person, or in any country or territory, that, at the time of such funding is the target of Sanctions, or in any other manner that will result in a violation by any Person (including

8

any Person participating in the offering and sale of the Securities) of Sanctions; it being understood that the Company and its subsidiaries have sales of devices and network equipment as described under the caption “General facts on Nokia—Sales in US Sanctioned Countries” of the Company’s Form 20-F for the year ended December 31, 2016 filed with the Commission;

(x)                                 Except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has, directly or indirectly, (i) taken any action or made use of the U.S. mails or any means of instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”)), or any foreign political party or official thereof or any candidate for foreign political office, that would result in a violation by such persons of the Foreign Corrupt Practices Act or (ii) violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law or regulation, including, without limitation, the United Kingdom Bribery Act 2010 and the Foreign Corrupt Practices Act (together the “Anti-Bribery and Corruption Laws”). Furthermore, the Company, its Significant Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance with the Anti-Bribery and Corruption Laws;

(y)                                 The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards as adopted by the European Union applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Consolidated Financial Information” in the Pricing Prospectus and the Prospectus fairly present, on the basis stated in the Pricing Prospectus and the Prospectus, the information included therein;

(z)                                  Except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, the Company and its Significant Subsidiaries have instituted and maintain

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policies and procedures (as applicable) designed to promote and achieve compliance with the Money Laundering Laws (as defined below); and the operations of the Company and each of its Significant Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions in which the Company and its Significant Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Company or any of its Significant Subsidiaries with respect to Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(aa)                          No stamp or other issuance or transfer taxes or duties or other similar taxes are payable by or on behalf of the Underwriters to the Republic of Finland or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Securities or (B) the sale and delivery outside the Republic of Finland by the Underwriters of the Securities to the initial purchasers thereof;

(bb)                          The Company has paid all material supranational, national, regional, local and other taxes and have filed all material tax returns required to be filed, through the date hereof; and, to the Company’s knowledge, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its respective properties or assets except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission.

(cc)                            Except as disclosed in the Company’s annual report on Form 20-F for the year ended December 31, 2016 filed with the Commission, the Company and its subsidiaries own, possess, license or have other rights to use, on adequate terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, except for any such rights the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment,

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attachment in aid of execution or otherwise) under the laws of the Republic of Finland;

(ee)                            There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications; and

(ff)                              This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, and the Company has taken all corporate actions required by its articles of association and Finnish law in connection with the performance of its obligations thereunder, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

2.                                      Upon the execution of the Pricing Agreement applicable to any Designated Securities, subject to the terms and conditions set forth herein and in such Pricing Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the applicable principal amount of such Designated Securities set forth with respect to such Underwriter in such Pricing Agreement. The Company will not be obligated to deliver any of the Designated Securities except upon payment for all such Designated Securities to be purchased as provided herein and in the applicable Pricing Agreement.

3.                                      Upon the authorization by you of the release of the Designated Securities, each Underwriter agrees that it will not offer, sell or deliver any of the Designated Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Designated Securities in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Underwriter agrees not to cause any advertisement of the Designated Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Designated Securities, except in any such case with express written consent of the Company and the Representatives and then only at its own risk and expense.

4.                                      (a) The Designated Securities to be purchased by each Underwriter under an applicable Pricing Agreement will be represented by one or more

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definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Designated Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account designated by the Company to the Representatives, by causing DTC to credit the Designated Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Designated Securities to be made available to the Representatives at least twenty-four hours in advance for checking prior to the Time of Delivery (as defined below) at the office of Latham & Watkins (London) LLP (the “Closing Location”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the fifth New York Business Day (as defined below) following the date of the applicable Pricing Agreement or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Designated Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Designated Securities will be delivered at the DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at the time specified in the applicable Pricing Agreement on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in relation to the applicable Designated Securities in a form approved by you (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of the applicable Pricing Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you, acting reasonably, promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a

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description of the Designated Securities and substantially in the form attached as Schedule II to the applicable Pricing Agreement, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Designated Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Designated Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be reasonably necessary to permit offers and sales of the Designated Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                            If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you (such approval not to be unreasonably withheld) and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you, acting reasonably, promptly after reasonable notice thereof;

(c)                             The Company will use commercially reasonable efforts in cooperation with the Representatives to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or a dealer in securities, (ii) subject itself to

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taxation in respect of doing business, or (iii) file a general consent to service of process in any jurisdiction;

(d)                                 Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of the applicable Pricing Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, without charge, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Designated Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which provision with respect to any issuance of Designated Securities shall be satisfied by the subsequent filing of the Company’s annual report on Form 20-F with the Commission;

(f)                                   During the period beginning from the date hereof and continuing until the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as

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provided hereunder, any securities of the Company that are substantially similar to the Securities without your prior written consent, it being understood that debt securities with maturities of less than one year are not substantially similar to the Securities;

(g)                                  To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)                                 To use the net proceeds received by it from the sale of the Securities pursuant to the applicable Pricing Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.                                      (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                        each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets approved by the Company relating to the Designated Securities containing customary information and conveyed to purchasers of Designated Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)                     any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule III of the applicable Pricing Agreement;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives,

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will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information.

(d)           The Company will pay any documentary, stamp, issuance, transfer or similar tax or duty, including any interest and penalties, in Finland or the United Kingdom or any political subdivision or taxing authority thereof or herein on the creation, issuance, sale and delivery to the Initial Purchasers of the Designated Securities hereunder, and the initial resale and delivery by such Initial Purchasers of such Designated Securities and on the execution and delivery of this Agreement, the Indenture, and the Designated Securities. All payments made by the Company under this Agreement (including payments in respect of costs, fees, expenses or disbursements) shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon, and if any VAT is or becomes chargeable in respect of any such payment (or upon the relevant cost, fee, expense or disbursement), the Company shall pay the amount of such VAT in addition and at the same time as such payment provided that: (i) in relation to VAT chargeable on supplies made by the Underwriters under this Agreement, the Company has received a valid VAT invoice in respect of the same; and (ii) in relation to VAT on costs, expenses or disbursements, such VAT is irrecoverable. The Company agrees that all amounts payable hereunder to the Underwriters shall be paid in United States Dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the Underwriters will receive the amount that the Underwriters would otherwise have received but for such deduction or withholding after allowing for any deductions or withholding attributable to additional amounts payable under this Agreement.

7.             Whether or not the transactions contemplated in the applicable Pricing Agreement are consummated or such Pricing Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the costs (including any fees of the Underwriters’ counsel(s)) of printing or producing an agreement among Underwriters, this Agreement, any Pricing Agreement, the Indenture, any Blue Sky Memorandum,

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closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Designated Securities; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (except for expenses incurred by the Underwriters) and (viii) all other costs and expenses incident to the performance of its obligations under this Agreement and the applicable Pricing Agreement which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters under this Agreement and the applicable Pricing Agreement shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and the Time of Delivery, true and correct, the condition that the statements of the Company and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Time of Delivery, the condition that the Company shall have performed all of its covenants and obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the

17

Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Latham & Watkins LLP, U.S. counsel for the Underwriters, shall have furnished to you an opinion and a 10b-5 disclosure letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Shearman & Sterling (London) LLP, U.S. counsel for the Company, shall have furnished to you their written opinion and 10b-5 disclosure letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you (to the effect of Annex II hereto);

(d)           Roschier, Attorneys Ltd., Finnish counsel for the Company, shall have furnished to you their written opinion dated the Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to you (to the effect of Annex III hereto);

(e)           On the date of the applicable Pricing Agreement and at the Time of Delivery, PricewaterhouseCoopers Oy shall have furnished to the Representatives comfort letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to you;

(f)            (i)            Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus which has resulted or would result in a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been (A) any change in the capital stock or long-term debt of the Company or (B) any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in this Agreement, the applicable Pricing Agreement and the Prospectus;

(g)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Standard & Poor’s Rating Services (a division of The McGraw-Hill Companies, Inc.) or

18

Moody’s Investors Service, Inc. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq OMX Nordic Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the Nasdaq OMX Nordic Exchange; (iii) a general moratorium on commercial banking activities declared by any of United States Federal, New York State or Finnish authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the Republic of Finland; (iv) the outbreak or escalation of hostilities involving the United States or the Republic of Finland or the declaration by the United States or the Republic of Finland of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Republic of Finland or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

(i)            The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the applicable Pricing Agreement; and

(j)            The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations under this Agreement and the applicable Pricing Agreement to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request.

9.             (a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

19

statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only information furnished by or on behalf of any Underwriter consists of the following information: (i) in the last paragraph of the cover page regarding delivery of the Securities; and (ii) under the heading “Underwriting”: (a) the list of Underwriters and their respective participation in the sale of the Securities; (b) the sentences related to concessions and reallowances; and (c) the paragraph related to short sales, syndicate covering transactions and stabilizing transactions (the “Underwriter Information”).

(b)           Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party

20

otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether

21

the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, you may in your discretion arrange for you or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such

22

Designated Securities, or the Company notifies you that it has so arranged for the purchase of such Designated Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the applicable Pricing Agreement with respect to such Designated Securities.

(b)             If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase in the applicable Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)             If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein or in the applicable Pricing Agreement shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of

23

any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

12.          If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          In all dealings under this Agreement and the applicable Pricing Agreement, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing. Notices to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives as specified in the applicable Pricing Agreement. Notices to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in the Pricing Agreement, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.          This Agreement and the applicable Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the applicable Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or an

24

applicable Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State and County of New York, United States of America (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or an applicable Pricing Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

16.         In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17.         Time shall be of the essence of this Agreement and any applicable Pricing Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.         The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to any Pricing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has

25

assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and an applicable Pricing Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.          This Agreement, as modified and incorporated into the applicable Pricing Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          This Agreement and any Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and any Pricing Agreement or the transactions contemplated hereby.

22.          Any Pricing Agreement may be executed by the Company and any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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SCHEDULE I

1.     Nokia Solutions and Networks Oy

2.     Nokia Solutions and Networks India Private Limited

3.     Alcatel-Lucent Participations SA

4.     Alcatel-Lucent USA Inc.

5.     Alcatel-Lucent Shanghai Bell Co., Ltd

6.     Alcatel-Lucent International SAS

7.     Nokia Technologies Oy

8.     Alcatel-Lucent SA

Sch-I-1

ANNEX I

[Form of Pricing Agreement]

Nokia Corporation

$[•] [•]% Notes due [•]

Pricing Agreement

[Date]

[Representatives]

As Representatives of the several Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

Nokia Corporation, a public limited company incorporated under the laws of the Republic of Finland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated [•], a copy of which is attached hereto as Annex I (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $[•] principal amount of its [•]% Notes due [•] (the “Designated Securities”) pursuant to an indenture to be dated on or about [•], between the Company and [•], as trustee (the “Trustee”), as supplemented by the [•] supplemental indenture to be dated on or about [•], among the Company, the Trustee and [•], as indenture agent. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, as amended and modified herein, as applicable; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to

Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in Section 13 are set forth in the penultimate paragraph hereof.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission (the “Prospectus Supplement”).

The Applicable Time for purposes of this Pricing Agreement is [•] p.m., New York City time, on the date hereof. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 6 of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees that the Company will issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time set forth in Schedule II hereto and location set forth in the Underwriting Agreement, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto at a price equal to [•]% of the principal amount of the Designated Securities, plus accrued interest, if any, from [•] to the Time of Delivery.

Each Underwriter agrees to comply with the selling restrictions set forth in the Prospectus Supplement under the caption “Underwriting”.

Notices to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives: [Representatives and contact details].

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

2

Very truly yours,

Nokia Corporation

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof: [Representatives]

By: [Representatives]

By:
Name:
Title:

Acting on behalf of each of the several Underwriters listed in Schedule I hereto

SCHEDULE I

Underwriters	Principal Amount of Designated Securities
[Representatives]	$	[•]
[Other Underwriters, if any]	[•]
Total	$	[•]

SCHEDULE II

NOKIA CORPORATION
$[•] [•]% Notes due [•]
Pricing Term Sheet - [•]\

Issuer:	Nokia Corporation

Title	[•]% Notes due [•]

Expected Ratings:	[•]

Aggregate Principal Amount:	$[•]

Price to Public:	[•]% of the principal amount, plus accrued interest from [•]

Underwriting Discount:	[•] bps

Proceeds Before Expenses:	$[•]

Maturity Date:	[•], [•]

Interest Rate:	[•]% per annum

Interest Payment Dates:	Each [•] and [•], commencing [•]

Interest Record Dates:	15 calendar days before each Interest Payment Date

Yield to Maturity:	[•]%

Spread to Benchmark Treasury:	T+[•] bps

Benchmark Treasury:	[•]

Benchmark Treasury Yield:	[•]%

Redemption Provisions:	Make-whole and Tax

Make-Whole Spread:	At any time at a discount rate of Treasury plus [•] bps

Tax Redemption:	100%

Business Days:	New York City, Helsinki

CUSIP/ISIN:	[•] / [•]

Bookrunners:	[•]

Co-Managers:	[•]

Expected Settlement:	[•]

Note: A securities rating is not a recommendation to buy sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [Representatives] at [•] or [•].

SCHEDULE III

(a)                                 Issuer Free Writing Prospectus[es]:

Issuer Free Writing Prospectus dated [•] containing the final terms of the Designated Securities substantially in the form of Schedule II hereto

(b)                                 Underwriter Free Writing Prospectuses:

[List, if any]

(c)                                  Additional Documents Incorporated by Reference:

[List, if any]

ANNEX I TO THE PRICING AGREEMENT

Underwriting Agreement Standard Provisions

ANNEX II

Form of Opinion and 10b-5 Disclosure Letter of
Shearman & Sterling (London) LLP

[•], 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013
United States of America

Goldman Sachs & Co. LLC
200 West Street

New York, New York 10282
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179
United States of America

Nokia Corporation

$[•] [•]% Notes due 20[•]

$[•] [•]% Notes due 20[•]

Ladies and Gentlemen:

We have acted as counsel to Nokia Corporation, a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”), in connection with the purchase by you of $[•] aggregate principal amount of the Company’s [•]% Notes due 20[•] and $[•] aggregate principal amount of the Company’s [•]% Notes due 20[•] (together, the “Notes”) pursuant to, and subject to the terms and conditions set forth in, the Pricing Agreement, dated [•], 2017 (the “Pricing Agreement”), among the

Company and each of you. The Notes will be issued pursuant to an indenture, dated as of the date hereof (the “Base Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture dated as of the date hereof among the Company, the Trustee and The Bank of New York Mellon acting through its London Branch, as paying agent (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes are being purchased by you on the terms and conditions set forth in the Underwriting Agreement Standard Provisions (the “Underwriting Agreement Standard Provisions”), as incorporated into and modified by the Pricing Agreement. This opinion is furnished to you pursuant to Section 8(c) of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Pricing Agreement;

(b)                                 The Indenture;

(c)                                  The Officer’s Certificate pursuant to Section 2.04 of the Indenture; and

(d)                                 The Notes in global form as executed by the Company.

The documents described in the foregoing clauses (a) through (d) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a)                                 The automatic shelf registration statement on Form F-3 (Registration No. 333-218330) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on May 30, 2017 (such registration statement as so amended at the time of effectiveness, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein, hereinafter referred to as the “Registration Statement”).

(b)                                 The base prospectus, dated May 30, 2017 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on May 30, 2017 (the “Base Prospectus”).

(c)                                  The preliminary prospectus supplement relating to the Securities, dated [•], 2017 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

(d)                            The free writing prospectus of the Company relating to the Securities, dated [•], 2017, in the form first filed by the Company pursuant to Rule 433 under the Securities Act with the Commission (the “Free Writing Prospectus”).

(e)                             The final prospectus supplement relating to the Securities, dated [•], 2017 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission , including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(f)                              Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Free Writing Prospectus.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                            The genuineness of all signatures.

(b)                            The authenticity of the originals of the documents submitted to us.

(c)                             The conformity to authentic originals of any documents submitted to us as copies.

(d)                            As to matters of fact, the truthfulness of the representations made in the Pricing Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e)                             That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                              That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)                               The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)                          contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

(B)                          except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)                             That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)                            That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

The Registration Statement, including any Rule 462(b) Registration Statement, became effective under the Securities Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). On [•], 2017, at approximately [•] a.m., the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.         The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not result in a violation of Generally Applicable Law.

2.         No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

3.         The Pricing Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery is a matter of New York law.

4.         The Indenture has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.         The Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Pricing Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

6.         The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

7.         The Indenture has been duly qualified under the Trust Indenture Act.

8.         The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Notes”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

9.         The summary description of the U.S. federal income tax consequences set forth in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations”, insofar as such description constitutes a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, are accurate in all material respects.

10.       Assuming the validity of such action under the laws of the Republic of Finland, under the laws of the State of New York relating to submission to jurisdiction, the Company (i) has, pursuant to Section 15 of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement and Section 10.11 of the Indenture

and within the Notes, validly submitted to the jurisdiction of any New York State or United States federal court located in The City of New York, New York, in any action or proceeding arising out of or with respect to the Pricing Agreement and Section 10.11 of the Indenture and (ii) has validly appointed Corporation Service Company as its authorized agent for the purposes described in Section 15 of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement and Section 10.11 of the Indenture and within the Notes; and service of process effected in the manner set forth in Section 15 of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement and Section 10.11 of the Indenture will be effective to confer valid personal jurisdiction under the laws of the State of New York in connection with any such action or proceeding.

Our opinions expressed above are subject to the following qualifications:

(a)         Our opinions in paragraphs 4 and 5 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)         Our opinions in paragraphs 4 and 5 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)          Our opinions are limited to (i) Generally Applicable Law, (ii) in the case of our opinion in paragraph 6 above, the Investment Company Act, and (iii) in the case of our opinion in paragraph 7 above, the Trust Indenture Act, and we do not express any opinion herein concerning any other law.

(d)         We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency

(e)          We express no opinion with respect to Section 15 of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement and Section 10.11 of the Indenture and within the Notes to the extent that such Sections or Notes (i) contain a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States, or (ii) imply that a federal court of the United States has subject matter jurisdiction.

We have reviewed the opinion of Roschier, Attorneys Ltd., counsel to the Company, dated the date hereof and furnished to you today in accordance with the provisions of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement, and such opinion appears on its face to be appropriately responsive in all material respects to the requirements of the Underwriting Agreement Standard Provisions incorporated into the Pricing Agreement.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

This opinion letter is delivered to you in connection with your role as underwriter of the Notes. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent. However, this opinion and the related 10b-5 letter may, without our further written consent, be furnished, where it is reasonable to do so and without prior notice to us, (i) to respond to requests to review such documents by governmental, regulatory or judicial authorities having valid jurisdiction over the underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Notes.

Very truly yours,

[•], 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013
United States of America

Goldman Sachs & Co. LLC
200 West Street

New York, New York 10282
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179
United States of America

Nokia Corporation

$[•] [•]% Notes due 20[•]

$[•] [•]% Notes due 20[•]

Ladies and Gentlemen:

We have acted as counsel to Nokia Corporation, a public limited liability company incorporated under the laws of the Republic of Finland (the “Company”), in connection with the purchase by you of $[•] of the Company’s [•]% Notes due 20[•] and $[•] of the Company’s [•]% Notes due 20[•] (the “Securities”) pursuant to, and subject to the terms and conditions set forth in, the Pricing Agreement, dated [•], 2017 (the “Pricing Agreement”), among the Company and each of you (the “Underwriters”). The Notes are being purchased by you on the terms and conditions set forth in the Underwriting Agreement Standard Provisions (the “Underwriting Agreement Standard Provisions”), as incorporated into and modified by the Pricing Agreement. This letter is furnished to you pursuant to Section 8(c) of the Underwriting Agreement Standard Provisions.

In such capacity, we examined copies of the automatic shelf registration statement on Form F-3 (Registration No. 333-218330) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on May 30, 2017. As used herein, the term “Registration Statement” means such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and the documents incorporated by reference therein; the term “Base Prospectus” means the base prospectus, dated May 30, 2017 and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein; the term “Preliminary Prospectus” means the Base Prospectus, as amended and supplemented by the preliminary prospectus supplement relating to the Securities, dated [•], 2017, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein; the term “Prospectus” means the Base Prospectus, as amended and supplemented by the final prospectus supplement relating to the Securities, dated [•], 2017 (the “Final Prospectus Supplement”), in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein; the term “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the free writing prospectus of the Company relating to the Securities, dated [•], 2017, in the form first filed by the Company as a free writing prospectus with the Commission; and the term “Applicable Time” means [•] [a][p].m. New York time on [•], 2017.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Company, with your counsel and the Company’s auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs 8 and 9 of our opinion letter addressed to each of you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of the Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is delivered to you in connection with your role as underwriters of the Securities and may not be used, circulated, quoted or relied upon by you for any other purpose, or by anyone else, without our prior written consent. However, this letter and the related opinion letter may, without our further written consent, be used and, if necessary, furnished, where it is reasonable to do so and without prior notice to us (to the extent notice is impracticable) (i) to respond to requests to review such documents by governmental, regulatory or judicial authorities having valid jurisdiction over the Underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Securities.

Very truly yours,

ANNEX III

Form of Opinion of Roschier, Attorneys Ltd.

To:                             Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
United States of America

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

United States of America

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179
United States of America

In their own name and as representatives of the several underwriters listed in Schedule A hereto (the “Underwriters”)

June [ ], 2017

Dear Sirs,

Nokia Corporation

USD [ ] [ ] % Notes due [ ]
USD [ ] [ ] % Notes due [ ]

We have acted as legal advisers to Nokia Corporation (the “Company”) as to Finnish law in connection with (i) the preparation and filing with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement and the prospectus dated May 30, 2017 (the “Base Prospectus”) contained therein, the preliminary prospectus supplement dated [ • ] ((the “Preliminary Prospectus Supplement” and together with the Base Prospectus, the “Preliminary Prospectus”) and the final prospectus supplement dated [ • ] 2017 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), of the Company’s debt securities and (ii) the issuance by the Company of the USD [ ] [ ] per cent notes (ISIN: [ ]) and USD [ ] [ ] per cent notes (ISIN: [ ]), (together the “Securities”) under the indenture dated [ ] 2017 between the Company and [ ] as trustee (the “Trustee”) (the “Indenture”), and the initial purchase of the Securities by the Underwriters under the pricing agreement entered into by the Company and the Underwriters named therein dated as of [ ] 2017 (the “Pricing Agreement”), on the terms and conditions set forth in the underwriting agreement standard provisions (the “Underwriting Agreement”) as incorporated into and modified by the Pricing Agreement.

1.             Reviewed documents

For the purposes of giving this opinion we have examined copies of the following documents:

(a)                                 the Articles of Association of the Company, as currently in force;

(b)                                 the trade register extract relating to the Company, as available on the date hereof in the online Trade Register database maintained by the Finnish Patent and Registration Office (the “Trade Register Extract”);

(c)                                  an extract from the minutes kept at the meetings of the Board of Directors of the Company on May 24, 2017 (the “Board minutes”);

(d)                                 a stock exchange release dated May 23, 2017 setting out resolutions of the Annual General Meeting of the Company held on May 23, 2017 (the “Shareholder Resolutions”);

(e)                                  a power of attorney dated June 1, 2017 issued by Kristian Pullola;

(f)                                   the Registration Statement;

(g)                                  the Base Prospectus;

(h)                                 the Preliminary Prospectus Supplement;

(i)                                     the Prospectus Supplement;

(j)                                    the final term sheet in respect of the Notes filed with the U.S. Securities and Exchange Commission on [ • ] 2017;

(k)                                 the Global Notes in respect of the Notes;

(l)                                     the Indenture dated [ ] 2017; and

(m)                             the Pricing Agreement dated [ ] 2017.

The Articles of Association, the Trade Register Extract, the Shareholder Resolutions and the Board Minutes are hereinafter referred to as the “Corporate Documents”. The Indenture, the Underwriting Agreement and the Pricing Agreement are hereinafter referred to as the “Agreements”.

2.             Assumptions

In giving the opinions stated herein, we have made the following assumptions:

(a)                                 that all documents submitted to us as copies, specimen documents or conformed copies conform to the originals thereof;

(b)                                 that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Company);

(c)                                  that all documents, authorizations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

(d)                                 that the signatures on the originals of all documents submitted to us are genuine;

(e)                                  that the Agreements are, and the Securities will be, and at all times will continue to be and constitute, legal, valid and binding obligations of the Company and other parties thereto, enforceable in accordance with their terms under the laws of the State of New York by which laws they are stated to be governed or which are otherwise applicable to them, other than the laws of Finland;

(f)                                   that the Agreements are, and the Securities, as of the Securities having been issued by the Company, will be, and at all times will continue to be and constitute, legal, valid and binding obligations of the parties thereto (including the holders of the Securities), other than the Company, enforceable in accordance with their terms under the laws of all jurisdictions by which they are stated to be governed or which are otherwise applicable to them;

(g)                                  that (other than the Company) each of the parties to the Agreements has or will have, prior to entering into any transaction contemplated by the Agreements which would require it to obtain an authorisation or permission in relation thereto for the purposes of the Finnish Financial Services Act (747/2012, as amended), obtained all such authorisations and permissions and will thereafter comply with all applicable provisions of the Financial Services Act and all applicable regulations and rules from time to time in effect thereunder or in connection therewith, in, from or otherwise involving Finland;

(h)                                 that all information in the public registers reviewed by us for the purposes of this opinion is accurate, complete and up-to-date;

(i)                                     that Securities will not be offered or sold in Finland other than pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of debt securities;

(j)                                    that there are no contractual or other arrangements or events or circumstances (including, without limitation, misrepresentation, mistake of fact, fraud, coercion or duress), other than as expressly provided for in the Agreements and the Corporate Documents or evident from the context, which if they had been known to us would have influenced the opinions expressed herein;

(k)                                 that market parameters and transaction economics for the purchase of Notes on terms and conditions set out in the Offer to Purchase have not changed significantly since May 24, 2017;

(l)                                     that the Company is not in possession of material not public information at the time of offering of the Securities;

(m)                             that the Shareholders Resolutions and Board Minutes are true and accurate records of the relevant meetings and that those meetings were duly convened and that the relevant resolutions set out in the minutes have remained in full force and effect unaltered and have not been exceeded; and

(n)                                 that the choice of the laws of the State of New York as the governing law of the Agreements and the Securities has been made in good faith and is valid under such laws.

3.             Opinion

Based upon, and subject to the foregoing and to the qualifications set out below, we are of the opinion that under Finnish law as in force on the date hereof:

(a)                                 The Company has been duly incorporated and is validly existing under the laws of the Republic of Finland, with power, capacity and authority (corporate and other) to own its properties and to carry on business;

(b)                                 The Company has the power, capacity and authority to enter into and perform all of its obligations under each of the Agreements and to execute, issue and perform the Securities and has taken all necessary action to authorize the entry into and performance of each such Agreement and the execution, issue and performance of the Securities;

(c)                                  The Insolvency Search and the Trade Register Extract have not revealed any bankruptcy, liquidation, company reorganisation or dissolution initiated against the Company;

(d)                                 The Indenture and the Pricing Agreement have been duly executed and delivered by the Company;

(e)                                  The Agreements and the Securities are stated to be governed by the laws of the State of New York and according to their terms any legal suit, action or proceeding arising out of or in relation to the Agreements or the Securities may be instituted in any state or federal court in the State and County of New York, United States or America.

As a matter of Finnish law:

i.                                                    The choice of the law of the State of New York to govern the Agreements and the Securities is a valid choice of law; and

ii.                                                 The Company’s submission to the jurisdiction of any state or federal court in the State and County of New York, United States or America contained in the Agreements and the Securities is legal, valid, binding and enforceable under the rules of Finnish private international law and will be upheld by the Finnish courts.

Under Finnish law, a judgment rendered by a New York court in an action brought pursuant to any Agreement or the Securities is as such not enforceable in Finland but a Finnish title for execution (i.e. a Finnish court judgment) is required for such enforcement; in seeking a Finnish court judgment or order to such effect, a judgment of a New York court will constitute circumstantial evidence of the questions of fact in the case concerned and evidence of the governing law as applied to the matter in dispute.

Should the Agreements or the Securities or any claim thereunder come under the jurisdiction of the courts of Finland:

i.                                                    if requested by the court, it is up to the parties to prepare an adequate translation into the Finnish language or the Swedish language of the Agreements and the Securities, in order for the court to rule on the issues brought before it;

ii.                                                 if requested by the court, it is up to the parties to provide the court with satisfactory evidence of the contents of New York law and if they fail to do so, the Finnish court may apply Finnish law instead; and

iii.                                              the application by a Finnish court of New York law in relation to the Agreements and the Securities is subject to (a) the law of New York not being contrary to such mandatory rules of Finnish law that due to their public nature or general interest shall be considered applicable irrespective of the agreed choice of law; and (b) the application of the law of New York not resulting in an outcome contrary to the public policy (ordre public) of the Finnish legal system;

(f)                              The Company’s agreement to the choice of law provisions set forth in Section 15 of the Underwriting Agreement, the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York will be recognized by the courts of the Republic of Finland. The Company can sue and be sued in its own name under the laws of the Republic of Finland;

(g)                                  The execution and performance by the Company of the Agreements, the issue and sale by the Company of the Securities and the compliance by the Company with all of the provisions of the Securities and the Agreements and the consummation by the Company of the transactions therein contemplated will not violate or result in any breach of, constitute a default under, or conflict with any applicable Finnish law or regulation or the Corporate Documents;

(h)                                 No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body in the Republic of Finland is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Pricing Agreement or the Indenture, except such as have been obtained under the laws of Finland;

(i)                                     Insofar as matters of Finnish law are concerned, the statements set forth in the Prospectus Supplement under the caption “Taxation — Certain Material Finnish Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair;

(j)                                    All payments of principal and interest in respect of the Notes, and all payments by the Company under the Agreements, may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Finland or any political subdivision or authority thereof or therein having power to tax, except in the case of a holder of a Note or other recipient of payment which is liable to such taxes, duties, assessments or charges in respect of such Note or other payment by reason of such holder being connected with Finland other than the mere holding of such Note or the receipt of income therefrom or other payment under the Agreements. The holder of a Note who is neither resident in, nor engaged in trade or business through a permanent establishment or a fixed place of business in, Finland will not be subject to taxes or duties in Finland on gains realised on the sale or redemption of such Note; a Note held by an individual not resident or domiciled in Finland at the time of death of such individual will not be subject to inheritance or other similar taxes in Finland, provided that the recipient of the inheritance is not resident or domiciled in Finland; and a holder of a Note will not be deemed to be resident, domiciled or carrying on business in Finland by reason only of holding such Note;

(k)                                 No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Finland or to any political subdivision or taxing authority thereof or therein in connection with the (a) issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (b) the sale and delivery outside the Republic of Finland by the Underwriters of the Securities to the purchasers thereof in the manner contemplated in the Underwriting Agreement and the Pricing Agreement, always provided that the Underwriters and the purchasers have no connection with Finland other than the mere holding of Securities or the receipt of income therefrom;

(l)                                     The indemnification and contribution provisions set forth in Section 9 of the Underwriting Agreement do not contravene the public policy or laws of the Republic of Finland;

(m)                             No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency in the Republic of Finland is required to effect payments of principal, premium, if any, and interest on the Securities;

(n)                                 All interest on the Notes may under the current law or regulations applicable in Finland be paid in the currency in which the Notes are denominated, and no transfer restriction applies to the payment of such interest out of Finland; and

(o)                                 It is not necessary under the laws of Finland (i) in order to enable any of the Underwriters to exercise or enforce its rights under the Agreements or in respect of any Securities or (ii) by reason of any of the Underwriters being or becoming a party to the Agreements or the holder of any Securities or by reason of the performance of any of the Underwriters of its obligations thereunder or in respect thereof, that such Underwriter should be licensed, qualified or otherwise entitled to carry on business in Finland, except as referred to in 2.(g) above.

4.             Qualifications

This opinion is subject to the following qualifications:

(a)                                 the obligations of the Company and the rights of the Underwriters and the other parties under the Agreements and the Securities are subject to all bankruptcy, moratorium, reorganization, administration, insolvency and other laws affecting creditors’ rights generally and may also be subject to limitation of action by effluxion of time;

(b)                                 enforcement in Finland of the right of a party under any agreement or instrument may be limited by general time bar provisions (Finnish: vanhentuminen);

(c)                                  pursuant to Section 36 of the Finnish Contracts Act (228/1929, as amended), if a contract term is unfair or its application would lead to an unfair outcome, the term may be adjusted or set aside. Consequently, enforcement of the Agreements and the Securities may be limited by general principles of equity; in particular, equitable remedies (such as an order for specific performance or an injunction) are discretionary remedies and may not be available under the laws of Finland where damages are considered to be an adequate remedy, and nothing in this opinion should be taken to indicate that any particular remedy would be available with respect to any particular provision of the Agreements and the Securities in any particular instance. Moreover, the effectiveness of terms in the Agreements and the Securities exculpating a party from liability or duty otherwise owed may be limited by law or subject to mitigation;

(d)                                 the term “enforceable”, when used herein, means that the obligations assumed by the relevant party under the relevant document are of a type which Finnish law generally enforces or recognizes; however, enforcement before the courts of Finland will in any event be subject to the remedies available in such courts (some of which may be discretionary in nature) and to the availability of defences such as set off, abatement, counter claim and force majeure;

(e)                                  any provision in the Agreements or the Securities which involves an indemnity for costs of litigation is subject to the discretion of the court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with the litigation;

(f)                                   there may be circumstances in which a Finnish court would not treat as conclusive those certificates and determinations which the Agreements and the Securities state are to be so treated, and any provision which states that a certain calculation, determination or certificate will be conclusive and binding may not apply where such calculation, determination or certificate is fraudulent or manifestly inaccurate or erroneous;

(g)                                  the right to recover damages may be limited to the extent the aggrieved party could have avoided or mitigated the damages using reasonable efforts;

(h)                                 where any party is vested with a discretion or may determine a matter in its opinion, Finnish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

(i)                                     Finnish courts will not give effect to obligations the performance of which, in the jurisdiction in which they are to be performed, would be illegal under the laws of that jurisdiction nor will they give effect to any contractual provision purporting to constitute a waiver of applicable mandatory provisions of law;

(j)                                    pursuant to the Finnish Act on Recovery to a Bankruptcy Estate (758/1991, as amended), a transaction can, subject to certain pre-requisites (which vary depending on the type of transaction and the parties thereto), be revoked if the transaction was concluded within a certain period of time (the length of which varies depending on the type of transaction and the parties thereto) before the application for bankruptcy, reorganization or foreclosure was filed with the competent court;

(k)                                 Finnish law does not recognize the concept of trust. The structure contemplated e.g. in Article 3 of the Indenture is binding as between the parties to the agreements but will not have the effect of making the funds so held by a company bankruptcy-remote e.g. in the bankruptcy of that company;

(l)                                     the question of whether or not any provisions of the Agreements or the Securities which may be invalid on account of illegality may be severed from the other provision thereof in order to save those other provisions would be determined by a Finnish court in its discretion;

(m)                             as regards jurisdiction, a Finnish court may stay proceedings if concurrent proceedings are being brought elsewhere;

(n)                                 if requested by the court, it is up to the parties to prepare an adequate translation into the Finnish language or the Swedish language of the Agreements, in order for the court to rule on the issues brought before it;

(o)                                 if requested by the court, it is up to the parties to provide the court with satisfactory evidence of the contents of the laws of State of New York and if they fail to do so, the Finnish court may apply Finnish law instead unless otherwise enacted;

(p)                                 the application by a Finnish court of the laws of the State of New York in relation to the Agreements and the Securities is subject to (i) the laws of State of New York not being contrary to such mandatory rules of Finnish law that due to their public nature or general interest shall be considered to be applicable irrespective of the agreed choice of law; and (ii) the application of the laws of State of New York not resulting in an outcome contrary to the public policy (ordre public) of the Finnish legal system;

(q)                                 in any proceedings before a Finnish court for the enforcement of the Agreements and the Securities, the proceedings would be conducted in accordance with the statutory Finnish procedural rules and the court would not be obliged to give effect to provisions in the Agreements and the Securities, such as agreements regarding the manner in which service of process is carried out, to the extent in conflict with such statutory rules;

(r)                                    powers of attorney (including appointment of process agent), although stated to be irrevocable, may under Finnish law be revocable;

(s)                                   the Agreements and the Securities involve various legal concepts and instruments that are not recognized under Finnish law wherefore we express no opinion on general validity and enforceability of the same under Finnish law; and

(t)                                    we express no opinion as to any law other than the law of Finland as presently in force and we have assumed that there is nothing in any other law that affects our opinion stated herein; in particular we have made no independent investigation of the laws of the State of New York as a basis for the opinions stated herein and do not express or imply any opinion thereon; legal concepts expressed or described herein shall be governed by and words and expressions used herein shall be construed in accordance with Finnish law notwithstanding that original Finnish terms not always have been used.

*          *          *

This opinion is governed by and construed in accordance with the laws of Finland.

This opinion is rendered to you in the very matter specified herein and may not without our prior written consent be divulged to others or referred to in any other matter or context whatsoever, except as provided below. This opinion is addressed to you as Underwriters and may be relied on by the Trustee and by its and your professional advisers.

In addition, an entity which may rely on this opinion may also release a copy of this opinion (i) to the extent required by any applicable law or regulation, (ii) to any regulatory authority having jurisdiction over it, or (iii) in connection with any actual or potential dispute or claim to which it is a party relating to any Notes, in each case for the purposes of information only on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result or otherwise.

Yours faithfully,

Roschier, Attorneys Ltd.

SCHEDULE A

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC